Exhibit 99.1

Revelation Biosciences Inc. Announces Financial Results for the Three and Six Months Ended June 30, 2022 and Recent Corporate Progress

San Diego, CA – August 15, 2022 – Revelation Biosciences Inc. (NASDAQ: REVB) (the “Company” or “Revelation”), a clinical-stage life sciences company that is focused on the development of immunologic based therapies for the prevention and treatment of disease, today reported its second quarter 2022 financial results and highlighted recent corporate progress.

Recent Corporate Progress

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Most recently in July, we completed a $5 million public offering.
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We continue to explore the possible effects of REVTx-99b for the treatment of allergies.
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Data from our preclinical and Phase 2 viral challenge clinical study (RVL-VRL01) suggest intranasal REVTx-200 may positively augment the immune response relative to vaccination alone and we anticipate preclinical data during the fourth quarter.
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We anticipate preclinical data for REVTx-300 as a potential therapy for the treatment of chronic organ disease including chronic kidney disease (CKD) and non-alcoholic steatohepatitis (NASH) later this year during the fourth quarter.

“2022 has been a busy year for Revelation, starting with Revelation becoming a publicly traded company” said James Rolke, Chief Executive Officer of Revelation. “We remain committed to the development of our PHAD based product candidates including REVTx-99b for management of allergies, REVTx-200 for improved vaccinations, and REVTx-300 for chronic organ disease, as well as REVDx-501, our universal at-home screening test for respiratory viral infection.”

Results of Operations

As of June 30, 2022, Revelation had $3.5 million in cash and cash equivalents, compared to $1.3 million as of December 31, 2021. The increase in cash and cash equivalents was primarily due to net cash received from financing activities, offset primarily by cash used for operating activities. Based on current operating plans and projections, including the proceeds of the recent public offering, Revelation believes that its current cash and cash equivalents are sufficient to fund operations through June of 2023.

Revelation’s net cash used for operating activities for the three and six months ended June 30, 2022 was $3.7 million and $8.5 million, respectively, compared to net cash used for operating activities of $3.6 million and $6.0 million, respectively, for the same periods in 2021. Revelation’s net loss for the three and six months ended June 30, 2022 was $1.8 million and $8.5 million, or $0.12 per share and $0.58 per share, respectively, compared to a net loss of $2.5 million and $5.1 million, or $0.39 per share and $1.61 per share, for the same periods in 2021.

The increases in net cash used for operating activities and net loss in 2022 as compared to 2021 were primarily due to clinical study expenses associated with our Phase 2b viral challenge clinical study (REVTx-99a) and our Phase 1b allergen challenge study (REVTx-99b), financial advisory fees, legal fees, professional consulting service fees, and the public company directors and officers insurance policy.

About Revelation Biosciences Inc.

Revelation Biosciences, Inc. is a clinical-stage life sciences company focused on the development of immunologic based therapies for the prevention and treatment of disease. Revelation has multiple product candidates in development. REVTx-99b, the lead therapeutic candidate, is being developed as a treatment for allergies. REVTx-200 is being developed as an intranasal immunomodulator adjunct to be used in combination with an intramuscular vaccination for more complete immunity. REVTx-300 is being developed as a potential therapy for the treatment of chronic organ disease including CKD and NASH. REVDx-501, a rapid home use diagnostic that can be used to detect any respiratory viral infection, regardless of virus type or strain, without the need for specialized instrumentation.

For more information on Revelation, please visit www.RevBiosciences.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts. These forward-looking statements are generally identified by the words "anticipate", "believe", "expect", "estimate", "plan", "outlook", and "project" and other similar expressions. We caution investors that forward-looking statements are based on management’s expectations and are only predictions or statements of current expectations and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those anticipated by the forward-looking statements. Revelation cautions readers not to place undue reliance on any such forward looking statements, which speak only as of the date they were made. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the ability of Revelation to meet its financial and strategic goals, due to, among other things, competition; the ability of Revelation to grow and manage growth profitability and retain its key employees; the possibility that the Revelation may be adversely affected by other economic, business, and/or competitive factors; risks relating to the successful development of Revelation’s product candidates; the clinical utility of an increase in intranasal cytokine levels as a biomarker of viral infections; the ability to successfully complete planned clinical studies of its product candidates; the risk that we may not fully enroll our clinical studies or enrollment will take longer than expected; risks relating to the occurrence of adverse safety events and/or unexpected concerns that may arise from data or analysis from our clinical studies; changes in applicable laws or regulations; expected initiation of the clinical studies, the timing of clinical data; the outcome of the clinical data, including whether the results of such study is positive or whether it can be replicated; the outcome of data collected, including whether the results of such data and/or correlation can be replicated; the timing, costs, conduct and outcome of our other clinical studies; the anticipated treatment of future clinical data by the FDA, the EMA or other regulatory authorities, including whether such data will be sufficient for approval; the success of future development activities for its product candidates; potential indications for which product candidates may be developed; the potential impact that COVID-19 may have on Revelation’s suppliers, vendors, regulatory agencies, employees and the global economy as a whole; the ability of Revelation to maintain the listing of its securities on NASDAQ; investor sentiment relating to SPAC related going public transactions; the expected duration over which Revelation’s balances will fund its operations; and other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in other reports and other public filings with the SEC by Revelation.

REVELATION BIOSCIENCES, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Operating expenses:
Research and development	$975,583	$1,159,505	$4,655,863	$2,716,544
General and administrative	884,837	1,282,375	3,790,857	2,333,047
Total operating expenses	1,860,420	2,441,880	8,446,720	5,049,591
Loss from operations	(1,860,420)	(2,441,880)	(8,446,720)	(5,049,591)
Other income (expense):
Other income (expense)	25,734	(27,714)	(4,507)	(32,356)
Total other income (expense), net	25,734	(27,714)	(4,507)	(32,356)
Net loss	$(1,834,686)	$(2,469,594)	$(8,451,227)	$(5,081,947)

Net loss per share, basic and diluted	$(0.12)	$(0.39)	$(0.58)	$(1.61)
Weighted-average shares used to compute net loss per share, basic and diluted	15,082,771	6,291,690	14,644,796	3,163,225

REVELATION BIOSCIENCES, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

	June 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$3,475,816	$1,274,729
Prepaid expenses and other current assets	575,481	637,342
Total current assets	4,051,297	1,912,071
Property and equipment, net	102,657	115,181
Right-of-use lease asset	—	14,960
Total assets	$4,153,954	$2,042,212
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$916,475	$596,261
Accrued expenses	2,169,228	1,528,669
Lease liability	—	16,752
Deferred underwriting commissions	2,911,260	—
Total current liabilities	5,996,963	2,141,682
Total liabilities	5,996,963	2,141,682
Commitments and Contingencies
Stockholders’ deficit:
Series A Preferred Stock, $0.001 par value; zero and 628,930 shares authorized, issued and outstanding at June 30, 2022 and December 31, 2021, respectively; liquidation preference of $0 and $3,999,995 at June 30, 2022 and December 31, 2021, respectively	—	3,903,730
Series A-1 Preferred Stock, $0.001 par value; zero and 1,100,000 shares authorized and zero and 684,450 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively; liquidation preference of $0 and $4,353,102 at June 30, 2022 and December 31, 2021, respectively	—	3,578,197
Common Stock, $0.001 par value; 100,000,000 and 11,000,000 shares authorized and 15,082,771 and 2,308,877 issued and outstanding at June 30, 2022 and December 31, 2021, respectively	15,083	2,309
Additional paid-in-capital	21,110,434	6,933,593
Accumulated deficit	(22,968,526)	(14,517,299)
Total stockholders’ deficit	(1,843,009)	(99,470)
Total liabilities and stockholders’ deficit	$4,153,954	$2,042,212

Company Contacts

Sandra Vedrick

Vice President, Investor Relations & Human Resources

Revelation Biosciences Inc.

Email: svedrick@revbiosciences.com

and

Chester Zygmont, III

Chief Financial Officer

Revelation Biosciences Inc.

Email: czygmont@revbiosciences.com